Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-62201) of Pro-Fac Cooperative, Inc. of our report dated July 31, 1998 appearing on page 25 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K/A-1. We also consent to the incorporation by reference of our report on the Financial Statements Schedules, which appears on page 25 of this Form 10-K/A-1.



/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP

    Rochester, New York
    September 22, 1998